Ex-99.2 a)

MANAGEMENT ASSERTION

As of and for the year ended December 31, 2000, Alliance Mortgage Company and subsidiaries has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers. As of and for this same period, Alliance Mortgage Company had in effect a fidelity bond and errors and omissions policy in the amount of $14,000,000 and $14,000,000, respectfully.

/s/ Gary A. Meeks                           /s/ Stephen B. Matheson
------------------------                    ------------------------
Gary A. Meeks                               Stephen B. Matheson
Chairman                                    Executive Vice President
Chief Executive Officer                     Chief Financial Officer



/s/ Michael C. Koster
Michael C. Koster
Executive Vice President
------------------------
Loan Administration


March 22, 2001

Ex-99.2 b)

As of and for the year ended December 31, 2000, Cendant Mortgage Corporation (the Company) has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers. As of and for this same period, the Company had in effect a fidelity bond and errors and omissions policy in the amount of $110 million and $20 million, respectively.

Cendant Mortgage Corporation

/s/ Terence W.Edwards
------------------------------------------
President and Chief Executive Officer


/s/ Martin Foster
------------------------------------------
Vice President Servicing Management Group

Ex-99.2 c)

           MANAGEMENT'S ASSERTION ON COMPLIANCE WITH MINIMUM SERVICING
        STANDARDS SET FORTH IN THE UNIFORM SINGLE ATTESTATION PROGRAM FOR
                                MORTGAGE BANKERS

                              Report of Management

We, as members of management of Dovenmuehle Mortgage, Inc. (DMI), are responsible for complying with the minimum servicing standards as set forth in the Mortgage Bankers Association of America's UNIFORM SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS (USAP). We are also responsible for establishing and maintaining effective internal control over compliance with these standards. We have performed an evaluation of DMI's compliance with the minimum servicing standards as set forth in the USAP as of December 31, 2000 and for the year then ended. Based on this evaluation, we assert that during the year ended December 31, 2000, DM1 complied, in all material respects, with the minimum servicing standards set forth in the USAP.

As of and for this same period, DMI had in effect a fidelity bond and errors and omissions policy in the amount of $35,000,000.

Ex-99.2 d)

FIRST UNION (logo)


First Union Mortgage Corporation
NC1087
201 South College Street
Charlotte, NC 28288-1087
Tel 704 374-6787

MANAGEMENT'S ASSERTION

As of and for the year ended December 31, 2000, First Union Mortgage Corporation has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers. As of and for the year ended December 31, 2000, First Union Mortgage Corporation had in effect a fidelity bond and errors and omissions policy in the amount of $200 million and $20 million, respectively.



/s/ Debra M. Warren, President/                      Date: March 20, 2001
---------------------------------
Debra M. Warren
Chief Executive Officer



/s/ Debbie Craig, Sr. Vice President/                Date: March 20, 2001
---------------------------------
Debbie Craig
Chief Financial Officer



/s/ Tim Schuck, Vice President/                      Date: March 20, 2001
---------------------------------
Tim Schuck
Director of Servicing



/s/ Joseph F. DeDominicis, Vice President/           Date: March 20, 2001
------------------------------------------
Joseph F. DeDominicis
Operational and Credit Risk Manager